EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-162039, 333-161504, 333-162792, 333-184094, 333-186103, 333-196243, 333-205444, 333-226558 and 333-265995) and Form S-8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092, 333-198244, 333-206538, 333-214031, 333-222969, 333-228252, 333-236063, 333-237845 and 333-265994) of CEL-SCI Corporation (the Company) of our report dated December 21, 2023, relating to the financial statements, which appear in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

December 21, 2023